UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2004

PINNACLE ENTERTAINMENT, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-13641	95-3667491
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3800 Howard Hughes Parkway Las Vegas, Nevada	89109
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code: (702) 784-7777

N/A

(Former name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (7 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 16, 2004, Pinnacle Entertainment, Inc. (the “Company”) entered into an underwriting agreement, dated December 16, 2004, with Lehman Brothers Inc. and Deutsche Bank Securities Inc., as the representatives of the several underwriters named therein, for the sale by the Company to the public of 4 million shares of its common stock, par value $0.10 per share, at $18.25 per share. According to the terms of the underwriting agreement, the underwriters will receive an underwriting discount equal to $0.866 per share. The Company has granted the underwriters an option exercisable for thirty days after the date of the underwriting agreement to purchase 600,000 additional shares of its common stock at the same public offering price minus the underwriting discount referenced above. The underwriting agreement is filed as Exhibit 1.1 hereto and is incorporated herein by this reference. The Company’s press release, dated December 17, 2004, relating to the offering is filed herewith as Exhibit 99.1 and is incorporated herein by this reference.

The underwriters have, from time to time, engaged in transactions with or performed services for the Company in the ordinary course of their business. Lehman Brothers Inc., Deutsche Bank Securities Inc. and Bear, Stearns & Co. Inc., who are underwriters in the offering of common stock referenced above, have acted as underwriters in certain of the Company’s prior public and private offerings, including the Company’s recent public offering of additional 8.25% senior subordinated notes due 2012. In addition, Lehman Brothers Inc. and Bear, Stearns & Co. Inc. are dealer managers in the Company’s current offer to purchase a portion of its 9.25% senior subordinated notes due 2007. Lehman Brothers Inc. and Bear, Stearns & Co. Inc. also are lenders, joint advisors, joint lead arrangers, and joint book runners under the Company’s amended credit facility. Lehman Commercial Paper Inc., an affiliate of Lehman Brothers Inc., is an administrative agent and lender under the Company’s amended credit facility. Bear Stearns Corporate Lending Inc., an affiliate of Bear, Steams & Co. Inc., is a syndication agent and lender under the Company’s amended credit facility. The underwriters receive customary fees and expenses for such services.

Item 8.01. Other Events.

On December 17, 2004, the Company filed a prospectus supplement pursuant to Rule 424(b)(5) of the Securities Act of 1933, as amended, with the Securities and Exchange Commission in connection with the public offering of common stock referenced above. The prospectus supplement is filed herewith as Exhibit 99.2 and is incorporated herein by this reference.

In addition, the Company is filing with this report certain exhibits relating to the offering of common stock referenced above.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
Exhibit 1.1	Underwriting Agreement dated as of December 16, 2004 by and between Pinnacle Entertainment, Inc. and Lehman Brothers Inc. and Deutsche Bank Securities Inc., as representatives of the several underwriters named therein.

Exhibit 5.1	Opinion of Irell & Manella LLP.

Exhibit 23.1	Consent of Irell & Manella LLP (included in Exhibit 5.1).

Exhibit 99.1	Press release dated December 17, 2004, issued by Pinnacle Entertainment, Inc.

Exhibit 99.2	Prospectus Supplement dated December 16, 2004 filed pursuant to Rule 424(b)(5) of the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE ENTERTAINMENT, INC.
(Registrant)

Date: December 17, 2004	By:	/s/ Stephen H. Capp
Stephen H. Capp
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
Exhibit 1.1	Underwriting Agreement dated as of December 16, 2004 by and between Pinnacle Entertainment, Inc. and Lehman Brothers Inc. and Deutsche Bank Securities Inc., as representatives of the several underwriters named therein.

Exhibit 5.1	Opinion of Irell & Manella LLP.

Exhibit 23.1	Consent of Irell & Manella LLP (included in Exhibit 5.1).

Exhibit 99.1	Press release dated December 17, 2004, issued by Pinnacle Entertainment, Inc.

Exhibit 99.2	Prospectus Supplement dated December 16, 2004 filed pursuant to Rule 424(b)(5) of the Securities Act of 1933, as amended.